UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2005

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-98369	88-0494878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 9, 2005, Wynn Las Vegas, LLC (“Wynn Las Vegas”) and Wynn Las Vegas Capital Corp. (together, the “Issuers”), wholly owned subsidiaries of Wynn Resorts, Limited, commenced a solicitation of consents to amend the indenture (the “Indenture”) for their 6 5/8% First Mortgage Notes due 2014 (the “Notes”). Wynn Las Vegas is concurrently seeking amendments to its credit agreement, dated December 14, 2004 (the “Credit Agreement”), and its master disbursement agreement, dated December 14, 2004 (the “Disbursement Agreement”). The press release of Wynn Resorts, Limited, dated June 9, 2005, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Due to demand for the Wynn Las Vegas casino resort, continued strength in the Las Vegas market, and the desire to maximize the potential of their real estate assets, the Issuers continue to enlarge and refine the scope of their Encore at Wynn Las Vegas project (“Encore”). They have elevated Encore to the status of a free standing casino resort which will be fully integrated with Wynn Las Vegas. The purpose of the proposed amendments is to give the Issuers additional time to finalize the scope of Encore.

The Issuers are seeking consents from holders of the Notes to approve amendments to the Indenture that would (i) extend the deadline for approval of the project budget and the plans and specifications relating to the development and construction of Encore from June 30, 2005 to December 31, 2005, subject to further extension to March 31, 2006 if approved by a Majority of the Arrangers (as defined in the Credit Agreement) or the Required Lenders (as defined in the Credit Agreement), and (ii) change the outside date for completion of Encore from March 31, 2008 to the date set forth in the Disbursement Agreement, which is currently December 31, 2008, but may be extended upon the occurrence of an event of Force Majeure (as defined in the Disbursement Agreement) or with the approval of the Required Lenders. Approval of the proposed amendments to the Indenture requires the consent of holders of at least a majority in principal amount of the outstanding Notes. If the proposed amendments are approved, the Issuers will pay a consent fee of $2.50 for each $1,000.00 in principal amount of Notes to holders who have properly furnished, and not revoked, their consent to the amendments prior to the expiration of the consent solicitation.

The proposed amendment to the Credit Agreement would extend the deadline for approval of Encore from June 30, 2005 to December 31, 2005 (subject to further extension to March 31, 2006 if approved by a Majority of the Arrangers or the Required Lenders). The proposed amendments to the Disbursement Agreement would effect a similar extension of the deadline for approval of Encore, and would make explicit the ability of the Required Lenders to extend the outside dates for opening and completion of Encore. The consent solicitation is conditioned on the effectiveness of these amendments.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press release, dated June 9, 2005, of Wynn Resorts, Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005

Wynn Resorts, Limited

By:	/s/ John Strzemp
John Strzemp
Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By:	/s/ John Strzemp
John Strzemp
Chief Financial Officer

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